UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2016 (April 11, 2016)

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On February 18, 2016, Micronet Enertec Technologies, Inc. (the “Company”)  entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Novatel Wireless, Inc. (the “Seller”), pursuant to which the Company agreed to  acquire certain assets and liabilities of the Seller’s U.S. fleet tracking telematics hardware business and operations (the “Telematics Operations Acquisition”) on certain terms and conditions. A description of the Asset Purchase Agreement is included in Item 1.01 of the Current Report on Form 8-K filed by the Company on February 22, 2016 and is incorporated into this Item 1.02 by reference.

On April 11, 2016, the Company received a termination notice from the Seller terminating the Asset Purchase Agreement (the “Termination Notice”). The Termination Notice claims that the Company did not close the Telematics Operations Acquisition by the original closing date of March 31, 2016 and did not meet certain closing conditions required to extend that date. The Termination Notice further includes a demand for the payment of a termination fee equal to $250,000 pursuant to the terms of the Asset Purchase Agreement. The Company is evaluating the Termination Notice and the termination fee demand.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC.

Dated: April 12, 2016	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer